Exhibit 99.1

FOR IMMEDIATE RELEASE	Contacts:	Jay Brown, CFO Fiona McKone, VP - Finance Crown Castle International Corp. 713-570-3050

CROWN CASTLE ANNOUNCES CERTAIN CONTRACTUAL

TERMS RELATED TO SPRINT AND CLEARWIRE

December 17, 2012 – HOUSTON, TEXAS – Crown Castle International Corp. (NYSE:CCI) today announced certain contractual terms in light of Sprint’s announcement to acquire 100% ownership of Clearwire. Sprint and Clearwire represent approximately 23% and 3%, respectively, of Crown Castle’s annualized consolidated site rental revenues. Further, there are approximately 2,700 Crown Castle towers on which both carriers currently reside. In addition, there is an average of approximately nine years and four years of current term remaining on all lease agreements with Sprint and Clearwire, respectively.

About Crown Castle

Crown Castle owns, operates and leases towers and other infrastructure for wireless communications. Crown Castle offers significant wireless communications coverage to 92 of the top 100 US markets and to substantially all of the Australian population. Crown Castle owns, operates and manages approximately 30,000 and 1,700 wireless communication sites in the US and Australia, respectively. For more information on Crown Castle, please visit www.crowncastle.com.

www.crowncastle.com